UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 10, 2022, Bruker Corporation (the “Company”), during its scheduled presentation at the 40th Annual J.P. Morgan Healthcare Conference, stated that it currently expects revenue for the fourth quarter of fiscal year 2021 in the range of $665 - $670 million, including an approximate 2.7% unfavorable impact from foreign currency translation, and approximate 0.3% favorable from mergers and acquisitions. The Company currently expects revenue for the full year 2021 of approximately $2.4 billion, including an approximate 2.2% favorable impact from currency translation, and approximate 0.4% favorable from mergers and acquisitions. This reflects estimated year-over-year organic revenue growth in a range of 8.4 – 9.2% for the fourth quarter of fiscal year 2021 and approximately 18.2% organic growth for the full fiscal year 2021, compared to fiscal year 2020.

Because the Company’s financial statements for the fourth quarter and fiscal year ended December 31, 2021 have not yet been finalized or audited, these preliminary statements regarding the Company’s current expectations with respect to its fourth quarter 2021 and full year 2021 revenue and foreign currency translation effects are subject to change, and the Company’s actual revenues for these periods may differ materially from these preliminary estimates. Accordingly, you should not place undue reliance on these preliminary estimates.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information furnished in Item 2.02 and Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s current expectations with respect to our fourth quarter 2021 and full year 2021 performance, including our revenue. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the preliminary nature of the Company’s fourth quarter 2021 and full year 2021 financial information, which is subject to completion of the Company’s year-end-audit, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020 and our subsequent quarterly reports on Forms 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: January 10, 2022	By:	/s/ GERALD N. HERMAN
Gerald N. Herman
Executive Vice President and Chief Financial Officer

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